UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2015

CELGENE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34912	22-2711928
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

86 Morris Avenue, Summit, New Jersey	07901
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 673-9000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO MATERIAL DEFINITIVE AGREEMENT.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

Celgene Corporation (the “Company”) has entered into a Revolving Credit Agreement with JPMorgan Chase Bank, N.A., effective October 15, 2015, under which the Company may borrow up to a maximum aggregate principal amount of $1,000,000,000. The maturity date of any borrowings by the Company under the Revolving Credit Agreement and the expiration date of the agreement is December 31, 2015.

The Revolving Credit Agreement incorporates by reference certain provisions of the Second Amended and Restated Credit Agreement among the Company, the lenders party thereto and Citibank, N.A., as administrative agent, including, among others, the conditions precedent to each borrowing, affirmative and negative covenants of the Company, and events of default.

The amounts available under the Revolving Credit Agreement may be borrowed in U.S. dollars for general corporate purposes of the Company and its subsidiaries.

Borrowings under the Revolving Credit Agreement will bear interest at a rate per annum equal to the (i) the Base Rate plus the Applicable Margin, or the Eurodollar Rate plus the Applicable Margin. The Base Rate is a fluctuating rate equal to the highest of (x) JPMorgan Chase Bank N.A.’s prime rate, (y) the Federal Funds Rate plus 0.50% and (z) the Eurodollar Rate, a periodic fixed rate equal to LIBOR, plus 1.0%. The Applicable Margin is determined based on a pricing grid and is dependent on the Company’s public debt ratings.

The Revolving Credit Agreement also requires payment by the Company of certain customary fees, which fees are also based on a pricing grid and dependent on the Company’s public debt ratings. Voluntary prepayments of advances may be paid without penalty, with advance notice of prepayment required for Eurodollar Rate advances only.

A copy of the Agreement is attached hereto as Exhibit 10.1, and is incorporated herein by reference. The foregoing description of the Agreement is a summary only and is qualified in its entirety by the terms of the Agreement.

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On October 14, 2015, the Company’s Board of Directors amended the Company’s bylaws (the “Amendment”) to add a new Section 6.5, which provides that Internal Corporate Claims may only be brought in the Court of Chancery of the State of Delaware (or, if such court does not have jurisdiction, the United States Court for the District of Delaware). “Internal Corporate Claims,” are claims, including claims in the right of the Corporation, brought by a stockholder (including a beneficial owner) (i) that are based upon a violation of a duty owed by a current or former director or officer or stockholder in such capacity or (ii) as to which the Delaware General Corporation Law confers jurisdiction upon the Court of Chancery of the State of Delaware.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

ITEM 8.01	OTHER EVENTS

On October 14, 2015, the Company’s Board of Directors authorized an increase in the size of the Company’s commercial paper program (the “CP Program”) from $1,750,000,000 from $2,750,000,000. Under the CP Program, which was initially launched in September 2011, (i) the Company may issue unsecured commercial paper notes (“Notes”) on a private placement basis up to a maximum aggregate amount outstanding at any time of $2,750,000,000, (ii) the maturities of Notes may vary, but may not exceed 270 days from the date of issue, (iii) Notes may be sold under customary terms to the dealer or in the commercial paper market, (iv) Notes are issued at a discount from par, or, alternatively, are sold at par and bear varying interest rates on a fixed or floating basis, and (v) proceeds of Notes may be used for general corporate purposes.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

3.1	Amendment to the By-Laws of Celgene Corporation
10.1	Revolving Credit Agreement Between Celgene Corporation and JPMorgan Chase Bank, N.A.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELGENE CORPORATION

Date: October 19, 2015	By:	/s/ Peter N. Kellogg
Peter N. Kellogg
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Amendment to the By-Laws of Celgene Corporation
10.1	Revolving Credit Agreement Between Celgene Corporation and JPMorgan Chase Bank, N.A.